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                                                    [STATE STREET RESEARCH LOGO]

SELECTED DEALER AGREEMENT

[GRAPHIC]

TO:

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Exact Legal Name of Firm

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Exact Legal Name of Firm (cont.)

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Exact Legal Name of Firm (cont.)

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Street Address

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Street Address (cont.)

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City
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State       Zip Code

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Attention

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Attention (cont.)

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Phone                                   Fax

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Email

     We have been appointed to serve as an agent and principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act") for the purpose of selling and distributing shares (the "Shares") of each of the portfolio series, as specified from time to time, of certain investment companies, including, but not limited to, the State Street Research trusts. Hereinafter the specified portfolio series shall be denoted individually as a "Fund" and collectively as the "Funds", and the investment companies shall be denoted individually as an "Investment Company" and collectively as the "Investment Companies" for purposes of this Agreement.

     We are hereby inviting you, as a selected dealer and subject to the terms and conditions set forth below, to make available to your customers Shares of the Funds. By your acceptance hereof, you agree that you shall exercise your best efforts to find purchasers for the Shares, shall purchase Shares only from us or from your customers, and shall act only as agent for your customers or dealer for your own account, with no authority to act as agent for the Funds, for us or for any other dealer in any respect.

1. ACCEPTANCE OF ORDERS. Orders received from you will be accepted only at the public offering price (as defined below in Section 2) applicable to each order. You agree to place orders for Shares immediately upon the receipt of, and in the same amount as, orders from your customers. We will not accept a conditional order from you on any basis. All orders are subject to our receipt of Shares from the Investment Company and to acceptance and confirmation of such orders by us and by the Investment Company. The procedures relating to the handling of orders shall be subject to instructions which we shall provide from time to time to you. We and the Investment Companies reserve the right in our sole discretion to reject any order.
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[STATE STREET RESEARCH LOGO]

2. PUBLIC OFFERING PRICE AND SALES CHARGE. The public offering price shall be the net asset value per Share plus any sales charge payable upon the purchase of Shares of such Fund or class thereof as described in the then current prospectus applicable to such Shares, as amended and in effect from time to time (the "Prospectus"). The public offering price may reflect scheduled variations in, or the elimination of, the sales charge on sales of the Shares either generally to the public or in connection with special purchase plans, as described in the Prospectus and related Statement of Additional Information. You agree that you will apply any scheduled variation in, or elimination of, the sales charge uniformly to all offerees in the class specified in the Prospectus.

     The sales charge applicable to any sale of Shares by you and the dealer concession or commission applicable to any order from you for the purchase of Shares accepted by us shall be as set forth in the applicable Prospectus and related Statement of Additional Information. You agree that you will not combine customer orders to reach breakpoints in commissions for any purpose unless authorized by the Prospectus or by us in writing. All commissions and concessions are subject to change without notice by us.

3.   RULE 12B-1 PLANS.

     (a) As consideration for your providing distribution and marketing services in the promotion of the sale of Shares of certain Funds or classes thereof which have adopted Distribution Plans pursuant to Rule 12b-1 under the 1940 Act, and for providing personal services to, and/or the maintenance of the accounts of, your customers who invest in and own such Shares, we shall pay you such fee, if any, as is described in the applicable Prospectus and otherwise established by us from time to time on Shares which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by such Fund or its agent, designate your firm as the customer's dealer of record. Any fee payable hereunder shall be computed and accrued daily and for each month shall be based on the average daily net asset value of the relevant Shares which remain outstanding during such month. No such fee will be paid to you with respect to Shares redeemed or repurchased by such Fund within seven business days after the date of our confirmation of such purchase. No such fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customer's Shares will be less than $1.00.

     (b) The provisions of this Paragraph 3 may be terminated with respect to any Fund or class thereof in accordance with the provisions of Rule 12b-1 under the 1940 Act or the rules of the National Association of Securities Dealers, Inc. (the "NASD") and thereafter no such fee will be paid to you.

     (c) Consistent with NASD policies as amended or interpreted from time to time (i) you waive payment of amounts due from us which are funded by fees we receive under such Distribution Plans until we are in receipt of the fees on the relevant shares of a Fund, and
          (ii) our liability for amounts payable to you is limited solely to the proceeds of the fees receivable to us on the relevant shares.

4. REDEMPTION AND REPURCHASE OF SHARES. If any Shares sold through you hereunder are redeemed by such Fund or repurchased by us as agent for such Fund within seven business days after confirmation of the original purchase, it is agreed that you shall forfeit your right to the entire dealer concession and related commission, if any, received by you on such Shares. We will notify you of any such repurchase or redemption within ten business days from the date thereof and you shall forthwith refund to us the entire concession and commission, if any, received by you on such sale. We agree, in the event of any such repurchase or redemption, to refund to such Fund our share of the sales charge retained by us, if any, and upon receipt from you of the refund of the concession allowed to you, to pay such refund forthwith to such Fund.

     If you purchase Shares from any customer in connection with repurchase arrangements offered by an Investment Company, you agree to pay such customer not less than the applicable repurchase price as established by the Prospectus. If you act as agent for your customer in selling Shares to a Fund, you agree not to charge your customer more than a fair commission for handling the transaction. Any order placed by you for the repurchase of Shares of a Fund is subject to the timely receipt by the Fund's transfer agent of all required documents in good order. If such documents are not received within a reasonable time after the order is placed, the order is subject to cancellation, in which case you agree to be responsible for any loss resulting to the Fund or to us from such cancellation.
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5.   PAYMENT FOR SHARES. Payment for Shares sold through you shall be made on or before the settlement date specified in the applicable confirmation, at the office of our clearing agent, and by check payable to the order of such Fund or, if applicable, by Federal Funds wire for credit to such Fund, in accordance with the procedures and conditions described in the Prospectus. Each Fund reserves the right to delay issuance or transfer of Shares until such check has cleared. If such payment is not received by us, we reserve the right, without notice, forthwith to cancel the sale. Unless other instructions are received by us on or before the settlement date, orders accepted by us may be placed in an Open Account in your name. If such payment or instructions are not timely received by us, we may hold you responsible for any expense or loss, including loss of profit, suffered by us or by such Fund resulting from your failure to make payment as aforesaid.

6.   MANNER OF OFFERING.

     (a) No person is authorized to make any representations concerning Shares except those contained in the applicable Prospectus and in any sales literature or other material issued by us supplemental to such Prospectus, and used in conformity with applicable rules or conditions. Shares of the Funds shall only be offered by means of the then current applicable Prospectus and you shall be obligated to deliver such prospectus to your customers in accordance with all applicable federal and state securities laws. All offerings of Shares by you shall be subject to the conditions set forth in the applicable Prospectus (including the condition relating to minimum purchases) and to the terms and conditions herein set forth. We will furnish additional copies of the Prospectuses and such sales literature and other material issued by us in reasonable quantities upon request. You will provide all customers with the applicable Prospectus prior to or at the time such customer purchases Shares and will forward promptly to us any customer request for a copy of the applicable Statement of Additional Information. Sales and exchanges of Shares may only be made in those states and jurisdictions where the Shares are registered or qualified for sale to the public. We agree to advise you currently of the identity of those states and jurisdictions in which the Shares are registered or qualified for sale, and you agree to indemnify us and/or the Funds for any claim, liability, expense or loss in any way arising out of a sale of Shares in any state or jurisdiction in which such Shares are not so registered or qualified.

     (b) You agree to conform to any compliance or offering standards that we may establish from time to time, including without limitation standards as to when classes of Shares may appropriately be sold to particular investors.

     (c) We shall have the right to accept or reject orders for the purchase of Shares of any Fund. It is understood that for the purposes hereof no Share shall be considered to have been sold by you and no compensation will be payable to you with respect to any order for Shares which is rejected by us or an Investment Company. Any consideration which you may receive in connection with a rejected purchase order will be returned promptly. Confirmations of all accepted purchase orders will be transmitted by the Transfer Agent for the applicable Fund or class thereof to the investor or to you, if authorized.

7. NASD MATTERS. This Agreement is conditioned upon your representation and warranty that you are a member of the NASD or, in the alternative, that you are a foreign dealer not eligible for membership in the NASD. You and we agree to abide by the Rules and Regulations of the NASD and all applicable federal, state, and foreign laws, rules and regulations.

8. STATUS OF SOLICITING DEALER. Nothing herein shall make you a partner with us or render our relationship an association. You are responsible for your own conduct, for the employment, control and conduct of your employees and agents and for injury to such employees or agents or to others through such employees or agents. You assume full responsibility for your employees and agents under applicable laws and agree to pay all employer taxes relating thereto.

9. NO LIABILITY. As distributor of the Shares, we shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the distribution of such Shares. We shall not be under any liability to you, except for lack of good faith and for obligations expressly assumed by us in this Agreement; provided, however, that nothing in this sentence shall be deemed to relieve any of us from any liability imposed by the Securities Act of 1933, as amended.
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10.  COMPLIANCE WITH ANTI-MONEY LAUNDERING REQUIREMENTS AND ECONOMIC SANCTIONS
     PROGRAMS. Each of us agrees to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act ("the Act"), its implementing regulations, and related SEC and SRO rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to verify customer identity, to conduct customer due diligence, and to implement anti-money laundering compliance programs. As required by the Act, you certify that you have a comprehensive anti-money laundering compliance program that includes policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate employees; and an independent audit function.

     Further, you agree to comply with the economic sanctions programs administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC"). You certify that you have an OFAC compliance program in place which includes procedures for checking customer names and persons with signature authority over accounts against the OFAC lists of sanctioned governments and specially-designated nationals, terrorists and traffickers; the screening of wire transfers and other payments against the OFAC lists; a designated compliance officer; an internal communication network; training of appropriate personnel; and an independent audit function.

     We agree to promptly notify the other whenever questionable activity or potential indications of suspicious activity or OFAC matches are detected. Each of us agrees to investigate any potentially suspicious activity and to take appropriate action, including the blocking of accounts, the filing of Suspicious Activity Reports and the reporting of matches to OFAC. You agree that any order to purchase Shares shall constitute your continued certification of the matters you have certified above.

11. PRIVACY. Each of us agrees to comply with the requirements of Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. Sections, 6801 et seq., as may be amended from time to time, and any regulations adopted thereto, as well as with any other applicable federal or state laws and regulations governing the treatment of information regarding our consumers and customers ("Information"). For the purposes of this Agreement, Information means nonpublic, personal financial information as that term is defined by Title V and other applicable laws. Information may include, but is not limited to, an individual's name, address, telephone number and other contact information; an individual's Social Security, account or similar number; financial information about an individual; and the fact that an individual is or was a customer of either of us.

     We further agree that each of us shall treat Information disclosed by one of us to the other pursuant to this Agreement as follows:

          -    The receiving party shall treat such Information confidentially.

          - The receiving party shall use such Information solely for the purposes for which it was disclosed.

          - The receiving party shall establish and implement standards and procedures to ensure the security and integrity of such Information while the Information is in its possession, including standards and procedures to limit access to the Information.

          - Information shall not be redisclosed by the receiving party except as necessary to perform services under this Agreement, or as required by law, or at the direction (or with the prior consent) of the disclosing party. A redisclosure required by law shall include, but not be limited to, a disclosure made at the request of or to a governmental agency with jurisdiction over the parties.

          - Upon termination of this Agreement, the receiving party agrees to destroy or return to the disclosing party any such Information received, unless required by law to retain the Information, in which case the Information shall be returned or destroyed upon expiration of any such retention period.
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12.  AMENDMENT; TERMINATION. We and each Fund reserve the right, in our discretion upon notice to you, to amend, modify or terminate this Agreement at any time, to change the sales charges, commissions, concessions and other fees described in the applicable Prospectus or to suspend sales or withdraw the offering of Shares of a Fund or class of Shares thereof entirely. You agree that any order to purchase Shares placed by you after notice of any amendment to this Agreement has been sent to you shall constitute your agreement to such amendment.

13. MISCELLANEOUS. This Agreement supersedes any and all prior agreements between us. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or sent electronically to you at the address specified by you above. This Agreement shall be construed under the laws of the Commonwealth of Massachusetts without giving effect to the conflicts of laws provisions therof.

The following provision, as marked, applies to this Agreement.

/ / This document constitutes an amendment to and restatement of the Selected Dealer Agreement currently in effect between you and us.

/ / Please confirm your agreement hereto by signing and returning the enclosed counterpart of this Agreement at once to: State Street Research Investment Services, Inc., One Financial Center, Boston, Massachusetts 02111-2690,
     Attention: Legal Department Priority. Upon receipt thereof, this Agreement and such signed duplicate copy will evidence the agreement between us as of the date indicated.


                                        STATE STREET RESEARCH
                                        INVESTMENT SERVICES, INC.
                                        Distributor

                                        BY: /s/ Kevin Wilkins
                                            --------------------------------
                                            KEVIN WILKINS, Managing Director

WE ACCEPT THIS AGREEMENT:

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Exact Legal Name of Firm

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Exact Legal Name of Firm (cont.)

BY:
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   Authorized Signature

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Name

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Title

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Date [month/day/year]   Firm CRD No.

[STATE STREET RESEARCH LOGO]
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                                        FOR STATE STREET RESEARCH USE ONLY

                                        Compliance Review
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                                        Dealer No.
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                                        NASD Member
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                                        Disclosure
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[STATE STREET RESEARCH LOGO]
One Financial Center, Boston, MA 02111-2690
(C)2002 State Street Research Investment Services, Inc.
www.ssrfunds.com
CONTROL NUMBER:(exp0503)SSR-LD                                     SSR-4771-0502